UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

Wyndham Hotels & Resorts,Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38432 (Commission File Number)	82-3356232 (IRS Employer Identification No.)

22 Sylvan Way Parsippany, NJ (Address of principal executive offices)	07054 (Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None

(Former name or former address,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	WH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2020, Wyndham Hotels & Resorts, Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to the Credit Agreement, dated as of May 30, 2018, with Bank of America, N.A., as administrative agent, the several lenders and letter of credit issuers from time to time party thereto, and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which provides for senior secured credit facilities in an aggregate principal amount of $2.35 billion, consisting of (i) a term loan in an aggregate principal amount of $1.6 billion maturing in May 2025 and (ii) a revolving credit facility in an aggregate principal amount of $750 million maturing in May 2023.

The Amendment suspends the quarterly testing of the leverage-based financial covenant until the earlier of April 1, 2021 and the termination by the Company of the suspension period, subject to certain conditions (the “Relief Period”).

Following the Relief Period, the Amendment re-establishes the financial covenant, subject to an annualization mechanic with respect to Consolidated EBITDA (as defined in the Credit Agreement) for the first three fiscal quarters following the Relief Period and, thereafter, the financial covenant is to be tested on the basis of trailing-twelve month Consolidated EBITDA.

In addition, the Amendment, among other things:

•	increases the interest rate applicable to borrowings under the revolving credit facility by 25 basis points until the end of the Relief Period;

•	increases the LIBOR rate “floor” applicable to LIBOR borrowings under the revolving credit facility from 0.00% to 0.50% for the term of the revolving credit facility;

•	adds a new minimum monthly liquidity covenant of $200 million until the end of the first fiscal quarter ending after the Relief Period; and

•	amends the definition of “Material Adverse Effect” in the Credit Agreement to take into consideration the COVID-19 pandemic during the Relief Period, to the extent disclosed prior to April 30, 2020 in the Company’s public filings, drafts of the earnings release (and related script) or Form 10-Q for the first fiscal quarter of 2020 provided to the revolving credit facility lenders, and certain other specified materials.

The Amendment also modifies certain negative covenants, including with respect to restrictions on asset sales, restricted payments (including share repurchases), debt incurrences and investments, during the Relief Period. Finally, the Amendment provides that, during the Relief Period:

•	to the extent the Company’s liquidity is greater than or equal to $300 million, the Company is permitted to pay dividends in an aggregate amount not to exceed $0.16 per share in any fiscal quarter; and

•	to the extent the Company’s liquidity is less than $300 million, the Company is permitted to pay dividends in an aggregate amount not to exceed $0.01 per share in any fiscal quarter.

The $750 million aggregate commitment amount of the revolving credit facility remains unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”), and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On May 4, 2020, the Company announced workforce reductions approved on April 28, 2020, as part of the Company’s cost cutting measures implemented in response to the negative financial and operational impacts resulting from the COVID-19 pandemic.

The Company expects to incur approximately $13 million of severance and related benefits costs and approximately $5 million of lease related costs. The Company expects the total pre-tax charges will be approximately $18 million in connection with this plan, primarily all of which represents future cash expenditures. Under this plan, the Company will eliminate approximately 180 positions. The Company expects this plan to be substantially complete in the second quarter of 2020 and to realize annual savings of approximately $21 million to $25 million.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2020, the Company announced a realignment of its international operations and that Robert D. Loewen will leave his role as Chief Operating Officer, effective June 1, 2020. The Company expects to enter into a Separation and Release Agreement with Mr. Loewen providing for separation consideration consistent with the terms of his employment letter dated May 16, 2018. The Company’s obligation to provide the separation consideration is contingent on Mr. Loewen’s execution and non-revocation of a release of claims, if any.

This Current Report contains “forward-looking statements” within the meaning of federal securities laws, including statements related to the Company’s current views and expectations with respect to its future performance and operations, including restructuring initiatives and the costs and savings related thereto. Forward-looking statements include those that convey management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements and may be identified by words such as “will,” “expect,” “plan,” “future,” and similar words or expressions, including the negative version of such words and expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation: general economic conditions; the continuation or worsening of the effects from the COVID-19 pandemic, its scope, duration and impact on the Company’s business operations, financial results, cash flows and liquidity, as well as the impact on the Company’s franchisees and property owners, guests and team members, the hospitality industry and overall demand for travel; the success of the Company’s mitigation efforts in response to the COVID-19 pandemic; the Company’s performance in any recovery from the COVID-19 pandemic; the performance of financial and credit markets; the economic environment for the hospitality industry; operating risks associated with the hotel franchising and management businesses; the Company’s relationships with franchisees and property owners; the impact of war, terrorist activity or political strife; concerns with or threats of pandemics, contagious diseases or health epidemics, including the effects of the COVID-19 pandemic and actions governments, businesses and individuals take in response to the pandemic, including stay-in-place directives and other travel restrictions; risks related to the acquisition of La Quinta and the Company’s relationship with CorePoint Lodging; the Company’s ability to satisfy obligations and agreements under its outstanding indebtedness, including the payment of principal and interest and compliance with covenants thereunder; risks related to the Company’s ability to obtain financing and the terms of such financing, including access to liquidity and capital as a result of COVID-19; and the Company’s ability and plans to pay dividends and to repurchase shares including the timing and amount of any future share repurchases and dividends, as well as the risks described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment, dated as of April 30, 2020, to the Credit Agreement, dated as of May 30, 2018, among Wyndham Hotels & Resorts, Inc., the several lenders and letter of credit issuers from time to time party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM HOTELS & RESORTS, INC.

Date: May 4, 2020	By:	/s/ Paul F. Cash
Paul F. Cash
General Counsel, Chief Compliance Officer and Corporate Secretary

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